Takedown Entertainment Provides Corporate Update for
September 2011

Marketwire Press Release

LONDON, UK – September 22, 2011, Takedown Entertainment Inc. (www.takedownentertainment.com) (OTCBB: TKDN), an authority in the business of mixed martial arts, is pleased to provide its shareholders with this corporate update for September 2011.

Management continues to expand with the appointments of key executives to lead positions in distribution, operations, marketing and communications, and consumer products. Official, detailed announcements are to come soon.

Business development signings continue at a brisk pace. The latest announced agreements signed with Russian MMA promoter League S-70, Max Fight of Bulgaria, and Fight Festival of Finland signal the first steps in the broad internationalization of Takedown’s business. Mixed martial arts is the fastest growing sport in the world and the expansion of the number of Takedown’s MMA promotion agreements mirrors that global interest. The Takedown London office has been particularly busy with signings in the international markets with a large number of new signings to be announced over the next several months. The company is firmly dedicated to working with the top MMA organizations from around the world.

The Takedown business model does not rely solely on one single promotion like the Ultimate Fighting Championship (UFC) or on a scheduled handful of promotions like the specialty programming on HD Net or Showtime. The Takedown approach is to work with as many promoters worldwide to deliver the best possible MMA entertainment to fans everywhere. To date, Takedown Entertainment has signed agreements with more than 50 MMA promotions in North America and Europe, and that rate of achievement continues.

The final agreement for the content rights of MMA events is expected to be completed over the next couple of weeks. With the completion of the final agreement, Takedown fully expects to begin announcing that the current Letters of Intent have been converted to definitive agreements with every promotion.

Program development for Takedown reflects the velocity of its business development. To that end, the Premiere Season of Takedown Fights launches this fall with the first livecast being produced in concert with the premiere MMA promotion, SportFight, on October 22 in Portland, Oregon. From that date onward, the first season of Takedown Fights is scheduled with livecast events every two weeks through to December 2011. The fights will originate from MMA promotions in Canada, the United States and Europe. Livecast details on the first Takedown Fights production will follow.

Further program developments involve scheduling and stratifying the many MMA promotions already under agreement with Takedown Entertainment. All MMA events are not created equal and the more localized fight shows have a distinct entertainment value. Understanding that, Takedown is working to deliver a variety of programming products for the full range of media that our core customer demands; stratified MMA programming for broadcast television, specialty cable, web, game boxes, IPTV and mobile. Coming announcements regarding distribution agreements to these platforms and to global territories are to follow.

“Because the management team is recruiting an all-star cast of executives, Takedown’s business has accelerated,” affirmed Peter E. Wudy, President and CEO of Takedown Entertainment. “The international markets hold tremendous value for our company. Signing and organizing promotions globally is a key focus. And of course, the production of our first event in the first season of Takedown Fights has everyone excited. SportFight is a great promotion and we’re proud to be showcasing their event. The bottomline is that Takedown is growing even faster than anticipated due to its business model and the demand for high-quality, professional MMA broadcast programming worldwide.”

About Takedown Entertainment Inc.
Headquartered in London, UK with offices in Beverly Hills, California, Takedown Entertainment Inc. is a sports entertainment company with subsidiaries involved in the acquisition, production, distribution and marketing of mixed martial arts (MMA) programming, content and licensed products for North American and International markets.

Safe Harbor Statement under the United States Private Securities Litigation Act of 1995: this release may contain forward-looking statements that are affected by known and unknown risk, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed, implied or anticipated by such forward-looking statements. The Company does not intend to update this information and disclaims any legal liability to the contrary.

Business & Media Contact
Takedown Entertainment Inc.
UK: +44.20.3318.8590
US: +1.310.955.1070
www.takedownentertainment.com

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Radius Consulting Inc.
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